Exhibit 5.1

[LETTERHEAD OF SIMPSON THACHER & BARTLETT LLP]

May 11, 2016

Teleflex Incorporated

550 East Swedesford Road

Suite 400

Wayne, PA 19087

Ladies and Gentlemen:

We have acted as counsel to Teleflex Incorporated, a Delaware corporation (the “Company”), and the Guarantors listed on Schedule I hereto (the “Guarantors”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) shares of common stock of the Company, par value $1 per share (the “Common Stock”); (ii) warrants to purchase Common Stock (the “Common Stock Warrants”); (iii) shares of preference stock of the Company, par value $1 per share (the “Preference Stock”); (iv) warrants to purchase Preference Stock (the “Preference Stock Warrants”); (v) debt securities, which may be senior, senior subordinated or subordinated and which may be convertible or exchangeable into other securities of the Company (collectively, the “Debt Securities”); (vi) warrants to purchase Debt Securities (the “Debt Security Warrants”); (vii) guarantees of the Guarantors to be issued in connection with the Debt Securities (the “Guarantees”); (viii) depositary shares (the “Depositary Shares”), which represent fractional interests in the Common Stock, Preference Stock or Debt Securities and which may be represented by depositary receipts (the “Depositary Receipts”); (ix) contracts for the purchase and sale of Common Stock, Preference Stock, Debt Securities or Depositary

Shares (the “Purchase Contracts”); (x) units of the Company, consisting of one or more of the securities described in clauses (i) through (ix) above (the “Units”); and (xi) Common Stock, Preference Stock, Debt Securities and Guarantees that may be issued upon conversion, exchange or exercise of Debt Securities, Securities Warrants (as defined below) or Purchase Contracts, whichever is applicable. The Common Stock, the Preference Stock, the Debt Securities, the Guarantees, the Purchase Contracts, the Securities Warrants, the Units and the Depositary Shares are hereinafter referred to, collectively, as the “Securities.” The Common Stock Warrants, the Preference Stock Warrants and the Debt Security Warrants are herein referred to as, collectively, the “Securities Warrants.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act in an indeterminate amount.

The Debt Securities and the Guarantees thereof will be issued under an indenture in the form filed as an Exhibit to the Registration Statement (the “Base Indenture” and including any supplemental indentures related thereto, the “Indenture”) between the Company and Wells Fargo Bank, National Association, as Trustee (the “Trustee”).

The Securities Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement” and, collectively, the “Warrant Agreements”) between the Company and such warrant agent as shall be named therein. Each party to a Warrant Agreement other than the Company is referred to hereinafter as a “Counterparty.”

The Depositary Shares will be issued pursuant to a deposit agreement (the “Deposit Agreement”) between the Company and a depositary as shall be named therein (the “Depositary”).

The Purchase Contracts will be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) between the Company and such purchase contract agent as shall be named therein (the “Purchase Contract Agent”).

The Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) between the Company and such unit agent as shall be named therein (the “Unit Agent”).

We have examined the Registration Statement, a form of the share certificate for the Common Stock and the form of the Base Indenture, which will be filed concurrently with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that: (1) at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indenture will be the valid and legally binding obligation of the Trustee; (2) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto; (3) at the time of execution, issuance and delivery of any Depositary Shares, the related Deposit Agreement will be the valid and legally binding obligation of the

Depositary; (4) at the time of execution, issuance and delivery of any Purchase Contracts, the Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent; and (5) at the time of execution, countersignature, issuance and delivery of any Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent.

We have assumed further that (1) at the time of execution, authentication, issuance and delivery of the Debt Securities and the Guarantees, the Indenture will have been duly authorized, executed and delivered by the Company and the Guarantors; (2) at the time of execution, authentication, issuance and delivery of the Securities and the Indenture, as applicable, the execution, delivery, issuance and performance by the Company and the Guarantors of the Indenture and the Securities, as applicable, will not violate the law of any applicable jurisdiction; (3) at the time of execution, countersignature, issuance and delivery of the Securities Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company; (4) at the time of execution, countersignature, issuance and delivery of the Depositary Shares, the related Deposit Agreement will have been duly authorized, executed and delivered by the Company; (5) at the time of execution, countersignature, issuance and delivery of the Purchase Contracts, the related Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company; and (6) at the time of execution, countersignature, issuance and delivery of the Units, the related Unit Agreement will have been duly authorized, executed and delivered by the Company.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. With respect to the Common Stock, assuming (a) the taking by the Board of Directors of the Company or a duly authorized committee thereof (the “Board”) of all necessary corporate action to authorize and approve the issuance of the Common Stock and

(b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting agreement or similar agreement approved by the Board, the Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to the Preference Stock, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance of the Preference Stock, (b) due filing of the applicable certificate of designations and (c) due issuance and delivery of the Preference Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting agreement or similar agreement approved by the Board, the Preference Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board of Directors or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the “Authorizing Party”) and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Authorizing Party and otherwise in accordance with the provisions of the Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4. With respect to the Guarantees, assuming (a) the taking of all necessary corporate or limited liability company action to approve the issuance and terms of the Guarantees and related matters by the Board of Directors of each Guarantor, a duly constituted and acting committee of such Board of Directors or duly authorized officers of each Guarantor, (b) the due execution, authentication, issuance and delivery of the Debt Securities underlying such Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by such Board of Directors of each Guarantor, a duly constituted and acting committee of such Board of Directors or duly authorized officers of each Guarantor, and otherwise in accordance with the provisions of the Indenture and such agreement and (c) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

5. With respect to the Securities Warrants, assuming (a) the taking of all necessary corporate action by the Board, or in the case of the Debt Security Warrants, the Authorizing Party, to approve the execution and delivery of a related Warrant Agreement and (b) the due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment therefor in accordance with the applicable definitive underwriting or similar agreement approved by the Board or Authorizing Party, as applicable, and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Securities Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6. With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action by the Board, or in the case of Depositary Shares for Debt Securities, the Authorizing Party, to authorize and approve the issuance of any Depositary Shares, the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters and the execution and delivery of the Deposit Agreement, (b) the due issuance and delivery to the Depositary under the Deposit Agreement of validly issued, fully paid and nonassessable Common Stock, Preference Stock or Debt Securities represented by the Depositary Shares, (c) the Common Stock or Preference Stock represented by the Depositary Shares are validly issued, fully paid and nonassessable or the Debt Securities constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, as applicable, and (d) if applicable, the due execution, issuance and delivery of the Depositary Receipts evidencing the Depositary Shares against deposit of the Common Stock, Preference Stock or Debt Securities in accordance with the Deposit Agreement, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board or Authorizing Party, as applicable, and otherwise in accordance with the provisions of the applicable Deposit Agreement and such agreement, the Depositary Receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement.

7. With respect to the Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board, or in the case of Purchase Contracts for Debt Securities, the Authorizing Party to approve the execution and delivery of the Purchase Contract Agreement and (b) the due execution, issuance and delivery of the Purchase Contracts, upon payment therefor in accordance with the applicable definitive underwriting or similar agreement approved by the Board or Authorizing Party, as applicable, and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement and such agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

8. With respect to Units, assuming (a) the taking of all necessary corporate action by the Board, or in the case of Units which do not include any capital stock or other Securities relating thereto, the Authorizing Party to authorize and approve the issuance and terms of any Units, the terms of the offering thereof and related matters and the execution and delivery of the Unit Agreement, (b) the Common Stock and Preference Stock that are components of any units are validly issued fully paid and nonassessable, (c) the Debt Securities, Securities Warrants and Purchase Contracts that are components of any Units constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and (d) if applicable, the Depositary Receipts evidencing the Depositary Shares that are components of any Units are validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions set forth in paragraphs 3 through 8 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), the Delaware Limited Liability Company Act and the law of the State of California (only with respect to the matters described in the opinion in paragraph 4 above).

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Validity of the Securities” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP

SCHEDULE I

GUARANTORS

Entity	Jurisdiction of Formation
Airfoil Technologies International-Ohio, Inc.	DE
Arrow International Investment Corp.	DE
Arrow Interventional, Inc.	DE
Hotspur Technologies, Inc.	DE
Technology Holding Company II	DE
Technology Holding Company III	DE
Teleflex Medical Incorporated	CA
TFX Equities Incorporated	DE
TFX International Corporation	DE
TFX Medical Wire Products, Inc.	DE
TFX North America Inc.	DE
VasoNova, Inc.	DE
Vidacare LLC	DE
Arrow International, Inc.	PA
Wolfe-Tory Medical, Inc.	UT